DELAWARE VIP TRUST

Registration No. 811-05162
FORM N-SAR
Semiannual Period Ended June 30, 2017

SUB-ITEM 77D: Policies with respect to security investments

On November 16, 2016, the Board of Trustees (the ?Board?) of Delaware VIP Trust (the ?Registrant?) approved certain changes to the Delaware VIP Smid Cap Growth Series? (the ?Series?) investment strategies to reposition the Series as a?diversified small- and mid-capitalization core style fund. These strategy changes became effective on April 28, 2017. In addition and in connection with these changes, the Series? name was changed to Delaware VIP Smid Cap Core Series. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated April 29, 2017, as filed with the Securities and Exchange Commission (SEC Accession No. 0001680289-17-000014).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 3 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware VIP Trust and Delaware Management Company, a series of Delaware Management Business Trust, dated April 28, 2017, attached as Exhibit.

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